Exhibit 99.1

International Centre Thomas Ventrone, Esq. Vice President 120 Broadway, 21st Floor New York, NY 10271 Telephone:(212)484-3266 Fax:(212)307-4387

June 26, 2014

Via Email and Federal Express

Van Z. Krikorian, Esq.

Jan Dulman

Global Gold Corporation

International Corporate Center

555 Theodore Fremd Avenue

Rye, NY 10580

Johan Ulander

Amarant Mining, Ltd.

P.O. Box 500399

Building #1, Office #209

Dubai Internet City, Dubai

United Arab Emirates

Bengt Hemmingsson

Alluvia Mining, Ltd.

28-30 The Parade

St. Helier JE1 1EQ

Jersey, Channel Islands

United Kingdom

Case Number: 50-20-1300-0458

Global Gold Corporation

-vs-

Amarant Mining, Ltd.

-vs-

Alluvia Mining, Ltd.

Dear Parties,

By direction of the Tribunal we herewith transmit to you the duly executed Final Award in the above matter. Please do not submit any further communication directly to the Tribunal. All communication shall be directed to the ICDR only copying the other parties.

At this time we have verified with the Tribunal that it has submitted all requests for compensation and expenses in this matter. Accordingly, we have conducted a final reconciliation of the finances and are providing each party with a Final Statement as well as the most current invoice. If a party had any unused compensation deposits, we have issued a refund check that should arrive in the mail shortly. If a party has an outstanding balance, that party will continue to receive cyclical invoices until the balance is paid.

Please be advised that, per ICDR Case File Document Retention and Destruction Policy, all files and related documents will be destroyed 24 months from the date of this letter. The ICDR will retain a separate copy of the Final Award. In the normal course of our administration, the ICDR may maintain certain documents in our electronic records system. Such electronic records are not routinely destroyed and do not constitute a complete case file.

Thank you for using the services of the ICDR, a worldwide leader in dispute resolution.

Sincerely,

Shingi Chaza

Shingirirai Chaza, LL.M.

International Case Manager

212-484-4116

ChazaS@adr.org

Michael F. Namias

ICDR Supervisor

212-484-4170

NamiasM@adr.org

Encl.:

-    Final Award

Cc:   Stephen S. Strick, Esq.

INTERNATIONAL CENTRE FOR DISPUTE RESOLUTION
INTERNATIONAL ARBITRATION TRIBUNAL

In the matter of arbitration: Global Gold Corporation ("Claimant") vs. AMARANT MINING, LTD. and ALLUVIA MINING, LTD. ("Respondents")	**Case Number 50-20-1300-0458** **FINAL AWARD** **Stephen S. Strick, Sole Arbitrator**

I, THE UNDERSIGNED ARBITRATOR, STEPHEN S. STRICK, having been duly designated in accordance with the arbitration clause contained in Section 10.02 of the agreement entered into between certain parties, including the Claimant and Respondent Amarant Mining, Ltd., (hereinafter "Amarant") dated as of December 2, 2011, as amended, and having been duly sworn, and having duly heard the proofs and allegations of the Parties, do hereby issue the following Final Award:

I JURISDICTION

Jurisdiction is conferred upon this Tribunal pursuant to the contract between Claimant and Respondent Amarant. Respondent Alluvia is the acknowledged successor of Amarant and as noted above, has appeared in this proceeding and consented to jurisdiction of this Tribunal.

II PROCEDURAL HISTORY

The above captioned parties, Claimant Global Gold Corporation, (hereinafter "Global") and Amarant Mining, Ltd. and Alluvia Mining, Ltd (hereinafter "Alluvia" and

1

collectively with Amarant, "Respondents") are before this Tribunal on issues related to the following: a certain Joint Membership Interest Purchase Agreement, as amended, Confession of Arbitral Award, Forbearance Agreement, the August 12, 2013 Final Partial Award issued in this case, the May 12, 2014 Settlement Agreement and Partial Final Award issued in this case by my signature on May 15, 2014, and related matters.

Telephonic hearings were held on June 13, 17, and 18, 2014.

III FINDINGS

Having heard and considered the allegations, defenses and evidence put forward by the Parties, I find as follows:

1. Respondents have failed to pay the amounts payable pursuant to the May 2014 Settlement Agreement and Partial Final Award[1], and consequently, Respondents are in material breach of the Settlement Agreement and Partial Final Award; and

2. Respondents have admitted that they have failed to comply with the terms of the May 2014 Settlement Agreement and Partial Final Award; and

3. Respondents have failed to comply with the orders of this Tribunal to produce documents or make payments, and Respondents have not offered credible reason for their repeated failures to so comply with said orders; and

4. Claimant has requested that damages be awarded immediately based on the amounts set out in the May 2014 Settlement Agreement and Partial Final Award on an accelerated basis without regard to the timetable considering Respondents breaches of the terms of the foregoing

IV FINAL AWARD

Therefore, having fully considered the positions of the parties and based upon evidence received and the oral argument heard at the evidentiary hearings, including the

[1] The Settlement Agreement and Partial Final Award contain a provision that the payment dates are firm, with time being of the essence.

2

documents and testimony submitted in this proceeding, I hereby enter this Final Award, as follows:

1. Respondents shall, jointly and severally, immediately pay to Claimant Global Gold Corporation the sum of $16,800,000, plus 12% interest and its costs and any legal fees incurred by it in connection with this arbitration proceedings.

2. Per my previous orders issued in this matter, each of Amarant and Alluvia, including its officers and agents, individually (including without limitation Johan Ulander), shall continue to be enjoined, directly and indirectly, from alienating any assets, from transferring or consenting to the transfer of any shares, or performing or entering any transactions which would have the effect of transferring or otherwise disposing of their assets pending payment to Global Gold.

3. Each of Amarant and Alluvia, including its officers and agents (including without limitation Johan Ulander) shall provide to Claimant, within 5 business days from the date hereof, all contracts, draft agreements, emails, records of financial transactions, financial statements, and all other documents in connection with their business affairs relating to the issue of whether Respondents have diverted funds which could have been used to pay Global Gold. Respondents shall specifically provide all documents related to Gulf Resource Capital, Amarant Finance, the IGE Resources stock sale and related transactions as well as documents related to the institutions from which Respondents have represented payment would issue including but not limited to: Mangold, Swedebank, Jool Capital, Skandinavska Bank, Credit Suisse, HSBC, Volksbank, Loyal Bank, Danskebank; NSBO, the "offtaker," and Clifford Chance escrow account. Respondents shall execute any documents reasonably necessary or required by any institution to give Claimant access to the foregoing information and documents.

4. The administrative fees and expenses of the International Centre for Dispute Resolution ("ICDR") totaling $11,450.00 and the compensation and expenses of the arbitrator totaling $28,706.25 shall be borne by Respondents. Therefore, Respondents shall reimburse Claimant the sum of $40,156.25, representing said fees, expenses, and compensation previously incurred by Claimant, upon demonstration by Claimant that these incurred costs have been paid in full. Claimant shall also be entitled to receive, and Respondents shall pay to Claimant, sums expended by Claimant for its attorney's fees in the amount of $5,630.

3

Therefore Respondents shall pay to Claimant the following sums: (1) $16,800,000, plus 12% interest in the amount of $ 22,784.00 through June 23, 2014; (2) as the prevailing party in this proceeding, costs and expenses allowable under the applicable rules in the amount of $ $40,156.25; and (3) post-Award interest on the foregoing amounts at a rate of 9% per annum from the date hereof until paid.

All previous awards and orders as amended hereby are affirmed.

This Final Award is in full settlement of all claims and counterclaims submitted to this Arbitration. Unless indicated otherwise, all claims and counterclaims not expressly granted herein are denied.

I hereby certify that for purposes of the New York Convention of 1958 on the Recognition and Enforcement of the Foreign Arbitral Awards and for purposes of the Federal Arbitration Act that, the stipulated and ordered Final Award is a "final award" made in New York, New York, U.S.A. effective on June 25, 2014.

______________________ ______________________

June 26, 2014 Stephen S. Strick, Arbitrator

City of New York)
) SS:
State of New York)

I, Stephen S. Strick, do hereby affirm upon my oath as Arbitrator that I am the individual described in and who executed this instrument, which is my Final Award.

______________________ ______________________

June 26, 2014 Stephen S. Strick, Arbitrator

4

City of New York )

) SS:

State of New York )

On this 26th day of June, 2014, before me personally came and appeared Stephen S. Strick to me known to be the individual described and who executed the foregoing instrument and he acknowledged to me that he executed the same.

NOTARY PUBLIC

My Commission Expires:

ROZALINA BASIN
Notary Public - State of New York
NO. 01BA6281428
Qualified in Richmond County
My Commission Expires May 13, 2017

5